UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 13, 2014

(Date of earliest event reported: November 10, 2014)

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of principal executive offices, zip code)

(877) 358-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.  Entry into a Material, Definitive Agreement

On November 10, 2014, Dr. Phillip Forman, formerly Chief Executive Officer of the Registrant, became Chairman of the Board of the Registrant and Chief Medical Advisor. The Registrant simultaneously entered into an employment agreement with Dr. Forman. The employment agreement is filed as Exhibit 10.1.

On November 10, 2014, Nate Knight, Chief Financial officer of the Registrant, entered into an employment agreement. The employment agreement is filed as Exhibit 10.2.

Item 3.02.  Unregistered Sale of Equity Securities

On November 10, 2014, the Board of Directors approved issuing an aggregate of 9.6 million shares of restricted Common Stock to certain board members, key employees and legal counsel.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On November 10, 2014, the Board of Directors of the Registrant filled a vacancy on its Board of Directors with the appointment of Robert J. Denser to the Board. The Company agreed to issue shares of restricted Common Stock to Mr. Denser for joining the Board in an amount that will be reported on his Form 4. Mr. Denser graduated from the University of California, Santa Barbara in 1993 with a BA degree in Business Economics. Over the past 10 years his main focus has been to assist federal and state agencies, first responders, EMS agencies and hospitals with their planning and procurement of the necessary medical equipment needed to be adequately prepared for any type of natural or man-made disaster. This includes working with the Medical Directors and their teams from the State of California and Los Angeles County with the development and fulfillment of a $60 million project that will give hospitals the caches of medical equipment needed to properly respond to the surge of patients that will result from a disaster. Mr. Denser also has direct access to key decision makers within the VA hospital system, as well as federal and private disaster response agencies, like FEMA and the Red Cross, that are on the front lines of any disaster.

On November 10, 2014, Dr. Phillip Forman, formerly Chief Executive Officer of the Registrant, became Chairman of the Board of the Registrant and Chief Medical Advisor. Douglas Beplate, Chief Operating Officer of the Registrant, became Chief Executive Officer and President of the Registrant in addition to his responsibilities as Chief Operating Officer. The Registrant simultaneously entered into an employment agreement with Dr. Forman as described under Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Employment Agreement dated November 10, 2014 – Dr. Phillip D. Forman. (Filed herewith.)

10.2	Employment Agreement dated November 10, 2014 – Nate Knight (Filed herewith.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC.

Dated: November 13, 2014	By:	/s/ Douglas Beplate
Douglas Beplate
Chief Executive Officer